UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2021

CROWN ELECTROKINETICS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39924	47-5423944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd., Corvallis, OR	97330
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 674-3612

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CRKN	The NASDAQ Capital Market

Item 5.07 Submission of Matters to a Vote of Security Holders.

An annual meeting (the “Meeting”) of the stockholders of Crown Electrokinetics Corp. (the “Company”) was held on August 9, 2021. As of June 29, 2021, the record date for the Meeting, 15,171,258 shares of common stock of the Company (“Common Stock”) were issued and outstanding. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below. The voting results reported below are final.

Proposal No. 1

The Company’s stockholders elected Douglas Croxall, Edward Kovalik, Dr. DJ Nag, Gary C. Hanna and Gizman I. Abbas to the Company’s Board of Directors, to hold office until the 2022 annual meeting of stockholders or until their successors shall have been duly elected or appointed and qualify, based upon the following votes:

Name	Votes “FOR”	Votes AGAINST	Votes ABSTAINED
Douglas Croxall	7,972,185	0	64,593
Edward Kovalik	7,969,510	0	67,268
Dr. DJ Nag	7,971,864	0	64,914
Gary C. Hanna	7,972,132	0	64,646
Gizman I. Abbas	7,971,886	0	64,892

Proposal No. 2

The Company’s stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022, based upon the following votes:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
8,023,645	9,418	3,715

Proposal No. 3

The Company’s stockholders approved, on an advisory basis, the compensation of the named executive officers of the Company, based upon the following vote:

Votes “FOR”	Votes AGAINST	Votes ABSTAINED
7,919,065	60,921	56,792

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2021

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer

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